Consent of Independent Certified Public Accountants

         We have issued our report dated September 17, 1999 accompanying the financial statements of Van Kampen American Capital Insured Income Trust, Intermediate Series 60 and Series 61 as of July 31, 1999, and for the period then ended, contained in this Post-Effective Amendment No. 3 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                        Grant Thornton LLP


Chicago, Illinois
November 23, 1999